Perma-Fix Schedules First Quarter 2007
Earnings Release and Conference Call

ATLANTA - April 27, 2007 — Perma-Fix Environmental Services, Inc. (NASDAQ: PESI; BSE: PESI; Germany: PES.BE) today announced that it will release its first quarter fiscal 2007 financial results the morning of Wednesday, May 9, 2007.

In conjunction with the Company’s first quarter fiscal 2007 earnings release, the Company will host a conference call at 11:00 a.m. ET on Wednesday, May 9, 2007. The call will be available on the Company’s website at www.perma-fix.com, or by calling 866-585-6398 for U.S. callers, or 416-849-9626 for international callers. The conference call will be led by Dr. Louis F. Centofanti, Chairman and CEO, and Steven Baughman, Vice President and Chief Financial Officer, of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight May 16, 2007, and can be accessed by calling: 866-245-6755 (U.S. callers) or 416-915-1035 (international callers) and entering conference ID 533081.

Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Company has increased its focus on the nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies, including DOE and the U.S. Department of Defense, and nuclear utilities. The industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including, Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

Please visit us on the World Wide Web at http://www.perma-fix.com.

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Contacts:
Dr. Louis F. Centofanti, Chairman and CEO	David K. Waldman-US Investor Relations
Perma-Fix Environmental Services, Inc.	Crescendo Communications, LLC
(770) 587-5155	(212) 671-1020 x101

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316